CARILLON SERIES TRUST

FORM N-CSR

Exhibit 1350CERT

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C § 1350, each of the undersigned officers of Carillon Series Trust (the “Trust”), hereby certifies, to the best of such officer’s knowledge, that the Trust’s report on Form N-CSR for the period ended April 30, 2021 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Date: June 18, 2021

/s/ Susan L. Walzer
Susan L. Walzer Principal Executive Officer

/s/ Carolyn Gill
Carolyn Gill Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Trust and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.